Exhibit 99.1

FOR IMMEDIATE RELEASE
July 30, 2014

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
REPORTS $1.64 NET INCOME PER COMMON SHARE AND
$22.73 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - July 30, 2014 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended June 30, 2014 of $83.8 million, or $1.64 per common share, and net book value of $22.73 per common share. Economic return for the period, defined as dividends plus change in net book value, was $1.60 per common share, or 7.3% for the quarter, or an annualized return of 29.4%.

SECOND QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$1.64 per common share of net income

◦	Includes all unrealized gains and losses on investment and hedging portfolios

•	$0.72 per common share of net spread and dollar roll income

◦
Includes $0.16 per common share of estimated net carry income (also known as "dollar roll income") associated with the average net long position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes net servicing loss of $(0.06) per common share

•	$0.45 per common share of estimated taxable income

◦	Estimated undistributed taxable income of $0.53 per common share as of June 30, 2014

•	$0.65 per common share dividend declared on June 17, 2014

◦	13.0% annualized dividend yield based on June 30, 2014 closing stock price of $20.02 per share

•	$22.73 per common share net book value as of June 30, 2014

◦	Increased $0.95 per common share, or 4.4%, from $21.78 per common share as of March 31, 2014

•	7.3% economic return on equity for the quarter, or 29.4% annualized

◦	Comprised of a $0.65 per common share dividend and a $0.95 per common share increase in net book value

American Capital Mortgage Investment Corp.
July 30, 2014

ADDITIONAL SECOND QUARTER 2014 HIGHLIGHTS

•	$6.8 billion investment portfolio as of June 30, 2014

◦	$4.5 billion agency securities

◦	$1.2 billion net long TBA mortgage position

◦	$1.1 billion non-agency securities

•	$68 million additional net investment in mortgage servicing rights ("MSR") during the quarter

•	$11 million investment in mortgage REIT equity securities as of June 30, 2014

◦	Total return of $2.8 million for the quarter, including dividends and realized and unrealized gains

•	5.2x "at risk" leverage as of June 30, 2014

◦	4.2x excluding net long TBA mortgage position as of June 30, 2014

•	5.6x average "at risk" leverage for the quarter

◦	4.8x excluding average net long TBA mortgage position for the quarter

•	8.3% agency securities actual CPR for the quarter

◦	7.5% projected life CPR for agency securities as of June 30, 2014

•	2.30% annualized net interest rate spread and dollar roll income for the quarter

•	$53 million of net proceeds raised from 8.125% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") issued during the quarter

"We are very pleased with MTGE’s performance during the second quarter," commented Gary Kain, President and Chief Investment Officer. "Our economic return for the second quarter was over 7%, or almost 30% on an annualized basis. Moreover, our total economic return since our inception less than 3 years ago has now exceeded 58%. Our balanced portfolio composition, which now includes MSR in addition to agency and non-agency MBS, positions us well in line with our objective of generating attractive risk adjusted returns for our shareholders over a wide range of economic environments."

"MTGE posted another very strong quarter for our shareholders," commented Malon Wilkus, MTGE Chair and Chief Executive Officer. "Through the first two quarters of 2014, MTGE has generated a positive economic return of 12%. More importantly, despite the challenges presented by the Fed’s asset purchase program, our total economic return over the entire QE3 period is now close to 24%. This strong performance clearly demonstrates the importance of sound portfolio diversification, strong asset selection and active management in generating superior returns for our shareholders over the longer term."

NET BOOK VALUE

As of June 30, 2014, the Company's net book value per common share was $22.73, or $0.95 per common share higher than the $21.78 net book value per common share as of March 31, 2014.

INVESTMENT PORTFOLIO

As of June 30, 2014, the Company's investment portfolio included $4.5 billion of agency MBS, $1.2 billion of net long TBA securities, $1.1 billion of non-agency MBS, $0.1 billion of MSR, and $11 million of investments in agency mortgage REIT equity securities.

The Company accounts for dollar roll positions as derivative instruments and recognizes dollar roll income/loss in other gains (losses), net on the Company's financial statements. As of June 30, 2014, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $1.2 billion, with a net carrying value of $12.9 million reported in derivative assets/(liabilities) on the Company's balance sheet.

American Capital Mortgage Investment Corp.
July 30, 2014

As of June 30, 2014, the Company's agency MBS investment portfolio, inclusive of net long TBA, was comprised of $5.5 billion of fixed rate and $0.1 billion of adjustable rate securities.

As of June 30, 2014, the Company's agency fixed rate MBS investments were comprised of $1.9 billion ≤15 year securities, $0.2 billion 20 year securities, $2.3 billion 30 year securities, $40 million 15 year net long TBA securities and $1.1 billion 30 year net long TBA securities. As of June 30, 2014, ≤15 year fixed rate investments, inclusive of the net long TBA position, represented 34% of the Company's agency investment portfolio, a slight decrease from 38% as of March 31, 2014, and 30 year fixed rate investments, inclusive of the net long TBA position, represented 60% of the Company's agency investment portfolio, an increase from 51% as of March 31, 2014.

As of June 30, 2014, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.48%, comprised of a weighted average coupon of 3.00% for ≤15 year securities, 3.33% for 20 year securities and 3.75% for 30 year securities.

As of June 30, 2014, the Company's $1.1 billion non-agency portfolio was comprised of 45% Alt-A, 23% prime, 15% option ARM and 17% subprime securities.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the second quarter of 2014 was 8.3%, up from 5.7% during the first quarter of 2014. The CPR published in July 2014 for the Company's agency portfolio held as of June 30, 2014 was 9.5%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of June 30, 2014 was 7.5%, compared to 8.2% as of March 31, 2014.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(7.9) million, or $(0.15) per common share. The Company recognized approximately $0.3 million, or $0.01 per common share, of "catch-up" premium amortization income during the quarter, as projected CPR estimates fell slightly for the Company's existing agency securities during the quarter.

The weighted average cost basis of the Company's agency securities was 104.5% of par and the unamortized agency net premium was $194.9 million as of June 30, 2014. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 64.2% of par as of June 30, 2014. Discount accretion on the non-agency portfolio for the quarter was $9.7 million, or $0.19 per common share. The total net discount remaining was $533.8 million as of June 30, 2014, with $184.4 million designated as credit reserves.

American Capital Mortgage Investment Corp.
July 30, 2014

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average asset yield on its investment portfolio for the second quarter was 3.25%, compared to 3.08% for the first quarter. Excluding the impact of "catch-up" premium amortization income recognized due to changes in projected CPR estimates, the annualized weighted average yield on the Company's investment portfolio was 3.23% for the second quarter, compared to 3.17% for the first quarter. The Company's average asset yield as of June 30, 2014 was 3.33%, a 13 bps increase from 3.20% as of March 31, 2014.

The Company's average cost of funds during the second quarter (derived from the cost of repurchase agreements and interest rate swaps) increased 7 bps to 0.99%, from 0.92% during the first quarter. The increase in the Company's average cost of funds was due to higher average swap costs as a result of higher effective swap balances. The Company's average cost of funds of 1.02% as of June 30, 2014 increased 5 bps from 0.97% as of March 31, 2014, due to increased average effective swap net pay rates and notional amounts.

The Company's average net interest rate spread, inclusive of dollar rolls, for the second quarter was 2.32%, an increase of 13 bps from 2.19% for the first quarter. Excluding dollar rolls, the Company's average net interest rate spread for the second quarter was 2.26%, compared to 2.16% for the first quarter.

LEVERAGE AND HEDGING ACTIVITIES

As of June 30, 2014, $4.8 billion of the Company's repurchase agreements were used to fund acquisitions of agency and non-agency securities, while the remaining $0.2 billion were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including net long TBA securities and excluding investments in Residential Credit Solutions, Inc. ("RCS") and mortgage REIT equity securities, the Company's "at risk" leverage ratio was 5.2x as of June 30, 2014 and averaged 5.6x during the second quarter.

The $4.8 billion borrowed under agency and non-agency repurchase agreements as of June 30, 2014 had remaining maturities consisting of:

•	$1.9 billion of one month or less;

•	$1.0 billion between one and two months;

•	$0.7 billion between two and three months;

•	$0.5 billion between three and six months;

•	$0.1 billion between six and nine months;

•	$0.3 billion between nine and twelve months; and

•	$0.3 billion greater than twelve months.

As of June 30, 2014, the Company's agency and non-agency repurchase agreements had an average 103 days remaining to maturity, up from 101 days at March 31, 2014.

As of June 30, 2014, the Company had repurchase agreements with 32 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 17% of the Company's equity at risk.

The Company's interest rate swap positions as of June 30, 2014 totaled $4.1 billion in notional amount, at a weighted average fixed pay rate of 2.06%, a weighted average receive rate of 0.23% and a weighted average maturity of 5.1 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a

American Capital Mortgage Investment Corp.
July 30, 2014

notional balance of $2.1 billion and an average fixed pay rate of 1.22% as of June 30, 2014. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company also utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of June 30, 2014, the Company held payer swaption contracts with a total notional amount of $0.4 billion and a weighted average expiration of 1.7 years. These swaptions have an underlying weighted average interest rate swap term of 6.1 years, with a weighted average pay rate of 3.25% as of June 30, 2014.
In addition to its interest rate swaps and swaptions, the Company held a net short position in U.S. Treasury securities and futures with a notional market value of $0.5 billion and written TBA call options with a notional amount of $(0.1) billion.
As of June 30, 2014, 86% of the Company's combined repurchase agreement and net long TBA balance was hedged through interest rate swaps, interest rate swaptions, TBA call options and U.S. Treasury securities and futures.

SERVICING

During the second quarter, the Company recorded $11.4 million in servicing income and $(14.4) million in servicing expense related to its investment in RCS. As of June 30, 2014, RCS managed a servicing portfolio of approximately 86,000 loans, representing approximately $17 billion in unpaid principal balance.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the second quarter, the Company recorded $54.0 million in other gains (losses), net, or $1.06 per common share. Other gains (losses), net, for the quarter are comprised of:

•	$4.1 million of net realized gain on agency securities;

•	$13.0 million of net realized gain on non-agency securities;

•	$78.3 million of net unrealized gain on agency securities;

•	$2.0 million of net unrealized gain on non-agency securities;

•	$(5.2) million in realized loss on periodic settlements of interest rate swaps;

•	$11.6 million of net realized gain on other derivatives and securities;

•	$(49.2) million of net unrealized loss on other derivatives and securities; and

•	$(0.5) million of unrealized loss on mortgage servicing rights.

Realized and unrealized net losses on other derivatives and securities during the second quarter include $(54.1) million of net loss on interest rate swaps and swaptions, $(13.7) million of net loss on U.S. treasury securities and futures, $19.5 million of net gain on TBA mortgage positions, $8.0 million of dollar roll income, $(0.1) million of net loss on written TBA call options and $2.8 million net gain on investments in mortgage REIT equity securities.

American Capital Mortgage Investment Corp.
July 30, 2014

ESTIMATED TAXABLE INCOME

REIT taxable income for the second quarter is estimated at $0.45 per common share, or $(1.20) lower than GAAP net income per share.

The primary differences between GAAP net income and estimated taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries, and (iv) temporary differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the second quarter excludes $0.68 per share of estimated net capital gains, which are not included in the Company's ordinary taxable income, but are applied against previously recognized net capital losses.

As of June 30, 2014, the Company had approximately $27.0 million of estimated undistributed taxable income ("UTI"), or $0.53 per common share, net of dividends declared. UTI excludes the Company's net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of June 30, 2014, the Company had estimated cumulative non-deductible net capital losses of $(180.0) million, or $(3.52) per common share, which may be carried forward and applied against future net capital gains for up to five years. Additionally, as of June 30, 2014, the Company had estimated net deferred gains from terminated swaps and swaptions of $80.7 million, or $1.58 per common share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

PREFERRED STOCK OFFERING

During the quarter, the Company sold 2.2 million shares of Series A Preferred Stock (Nasdaq: MTGEP) to underwriters at a price of $24.21 per share, liquidation preference of $25.00 per share, for proceeds, net of offering costs, of $53.0 million.

SECOND QUARTER 2014 DIVIDEND DECLARATION
On June 17, 2014, the Board of Directors of the Company declared a second quarter dividend on its common stock of $0.65 per share, unchanged from the prior quarter, which was paid on July 28, 2014, to common stockholders of record as of June 30, 2014. Since its August 2011 initial public offering, the Company has declared and paid a total of $351.5 million in common stock dividends, or $8.95 per common share.

On June 17, 2014, the Board of Directors of the Company declared a second quarter dividend on its Series A Preferred Stock of $0.29905 per share. The dividend was paid on July 15, 2014 to preferred stockholders of record as of July 1, 2014.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
July 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
	(unaudited)	(unaudited)	(audited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$4,464,193	$4,953,038	$5,641,682	$8,397,883	$7,777,532
Non-agency securities, at fair value	1,051,140	1,036,180	1,011,217	927,914	930,647
REIT equity securities, at fair value	11,482	41,344	38,807	—	—
Treasury securities, at fair value	148,328	121,623	637,342	855,815	1,002,784
Cash and cash equivalents	200,015	190,599	206,398	204,129	316,975
Restricted cash	92,157	58,487	21,005	36,725	45,869
Interest receivable	14,112	16,045	20,620	26,924	23,815
Derivative assets, at fair value	35,524	41,129	108,221	154,510	237,514
Receivable for securities sold	196,616	4,743	608,646	201,968	162,571
Receivable under reverse repurchase agreements	579,364	766,021	22,736	—	1,216,596
Mortgage servicing rights	106,164	38,508	15,608	—	—
Other assets	63,034	56,216	65,583	3,997	194
Total assets	$6,962,129	$7,323,933	$8,397,865	$10,809,865	$11,714,497
Liabilities:
Repurchase agreements	$4,999,178	$5,303,712	$7,158,192	$9,248,346	$7,978,748
Payable for agency and non-agency securities purchased	26,341	57,078	—	186,621	542,865
Payable for U.S. Treasury securities purchased	—	—	—	—	498,867
Derivative liabilities, at fair value	51,027	14,110	11,327	99,480	90,703
Dividend payable	33,900	33,242	33,381	37,031	44,857
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	580,646	760,676	22,530	—	1,181,829
Accounts payable and other accrued liabilities	53,347	41,050	69,715	55,050	107,903
Total liabilities	5,744,439	6,209,868	7,295,145	9,626,528	10,445,772
Stockholders' equity:
Redeemable Preferred Stock - aggregate liquidation preference of $55,000	53,018	—	—	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 51,142, 51,142, 51,356, 52,902 and 56,071 issued and outstanding, respectively	511	511	514	529	561
Additional paid-in capital	1,197,692	1,197,656	1,201,826	1,231,797	1,293,824
Retained deficit	(33,531)	(84,102)	(99,620)	(48,989)	(25,660)
Total stockholders' equity	1,217,690	1,114,065	1,102,720	1,183,337	1,268,725
Total liabilities and stockholders' equity	$6,962,129	$7,323,933	$8,397,865	$10,809,865	$11,714,497

Net book value per common share	$22.73	$21.78	$21.47	$22.37	$22.63

American Capital Mortgage Investment Corp.
July 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Interest income:
Agency securities	$31,459	$34,272	$54,141	$54,587	$51,053
Non-agency securities	15,502	15,968	15,497	15,847	12,731
Other	77	56	56	77	143
Interest expense	(7,256)	(8,145)	(10,656)	(10,949)	(9,113)
Net interest income	39,782	42,151	59,038	59,562	54,814

Servicing:
Servicing income	11,389	9,564	3,350	—	—
Servicing expense	(14,426)	(14,222)	(7,489)	—	—
Net servicing loss	(3,037)	(4,658)	(4,139)	—	—

Other gains (losses), net:
Realized gain (loss) on agency securities, net	4,052	(13,133)	(86,768)	(71,179)	(20,979)
Realized gain on non-agency securities, net	12,983	1,409	1,246	5,884	8,307
Realized loss on periodic settlements of interest rate swaps, net	(5,227)	(4,947)	(8,778)	(14,449)	(10,045)
Realized gain (loss) on other derivatives and securities, net	11,560	(22,028)	25,898	65,258	23,865
Unrealized gain (loss) on agency securities, net	78,336	67,557	(24,974)	80,894	(292,864)
Unrealized gain (loss) on non-agency securities, net	2,018	7,830	13,088	(424)	(23,751)
Unrealized gain (loss) on other derivatives and securities, net	(49,211)	(19,094)	14,628	(105,138)	213,307
Unrealized loss on mortgage servicing rights	(529)	(100)	—	—	—
Total other gains (losses), net	53,982	17,494	(65,660)	(39,154)	(102,160)

Expenses:
Management fees	4,377	4,248	4,432	4,725	5,079
General and administrative expenses	1,846	1,830	1,755	1,781	1,928
Total expenses	6,223	6,078	6,187	6,506	7,007

Income (loss) before excise tax	84,504	48,909	(16,948)	13,902	(54,353)
Excise tax	207	149	302	200	—
Net income (loss)	84,297	48,760	(17,250)	13,702	(54,353)
Dividend on preferred stock	(484)	—	—	—	—
Net income (loss) available (attributable) to common shareholders	$83,813	$48,760	$(17,250)	$13,702	$(54,353)

Net income (loss) per common share - basic and diluted	$1.64	$0.95	$(0.33)	$0.25	$(0.94)

American Capital Mortgage Investment Corp.
July 30, 2014

Weighted average number of common shares outstanding - basic and diluted	51,142	51,272	52,028	54,515	57,982

Dividends declared per common share	$0.65	$0.65	$0.65	$0.70	$0.80

American Capital Mortgage Investment Corp.
July 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Interest income:
Agency securities	$31,459	$34,272	$54,141	$54,587	$51,053
Non-agency securities and other	15,579	16,024	15,553	15,924	12,874
Interest expense	(7,256)	(8,145)	(10,656)	(10,949)	(9,113)
Net interest income	39,782	42,151	59,038	59,562	54,814
Dividend income from investments in REIT equity securities (2)	732	1,108	977	—	—
Realized loss on periodic settlements of interest rate swaps, net	(5,227)	(4,947)	(8,778)	(14,449)	(10,045)
Adjusted net interest income	35,287	38,312	51,237	45,113	44,769
Operating expenses (3)	(6,223)	(6,078)	(6,187)	(6,506)	(7,007)
Net spread income	29,064	32,234	45,050	38,607	37,762
Dollar roll income (loss)	8,030	(1,824)	(9,032)	(6,827)	23,214
Net spread and dollar roll income	37,094	30,410	36,018	31,780	60,976
Dividend on preferred stock	(484)	—	—	—	—
Net spread and dollar roll income available to common shareholders	$36,610	$30,410	$36,018	$31,780	$60,976

Weighted average number of common shares outstanding - basic and diluted	51,142	51,272	52,028	54,515	57,982

Net spread income per common share - basic and diluted	$0.56	$0.63	$0.87	$0.71	$0.65
Net spread and dollar roll income per common share – basic and diluted	$0.72	$0.59	$0.69	$0.58	$1.05

American Capital Mortgage Investment Corp.
July 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income (loss)	$84,297	$48,760	$(17,250)	$13,702	$(54,353)
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(78,336)	(67,557)	24,974	(80,894)	292,864
Non-agency securities	(2,018)	(7,830)	(13,088)	424	23,751
Derivatives and other securities	49,740	19,194	(14,628)	105,138	(213,307)
Premium amortization, net	(4,232)	(1,722)	(5,825)	44	(5,730)
Capital losses (gains) in excess of capital gains (losses) (4)	(34,583)	19,502	131,907	63,131	—
Other realized (gains) losses, net (4)	5,323	15,912	(66,863)	(55,220)	953
Taxable REIT subsidiary loss and other	3,244	4,807	4,441	164	(36)
Total book to tax difference	(60,862)	(17,694)	60,918	32,787	98,495
Estimated taxable income	23,435	31,066	43,668	46,489	44,142
Dividend on preferred stock	(484)	—	—	—	—
Estimated taxable income available to common shareholders	$22,951	$31,066	$43,668	$46,489	$44,142

Weighted average number of common shares outstanding - basic and diluted	51,142	51,272	52,028	54,515	57,982

Net estimated taxable income per common share – basic and diluted	$0.45	$0.61	$0.84	$0.85	$0.76
Estimated cumulative undistributed REIT taxable income per common share	$0.53	$0.73	$0.77	$0.60	$0.43

Beginning cumulative non-deductible capital losses	$214,570	$195,068	$63,161	$—	$—
Current period net capital loss (gain)	(34,583)	19,502	131,907	63,161	—
Ending cumulative non-deductible capital losses	$179,987	$214,570	$195,068	$63,161	$—
Ending cumulative non-deductible capital losses per common share	$3.52	$4.20	$3.80	$1.19	$—

American Capital Mortgage Investment Corp.
July 30, 2014

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Ending agency securities, at fair value	$4,464,193	$4,953,038	$5,641,682	$8,397,883	$7,777,532
Ending agency securities, at cost	$4,496,811	$5,063,993	$5,820,194	$8,551,421	$8,011,964
Ending agency securities, at par	$4,301,864	$4,849,295	$5,573,593	$8,179,581	$7,597,458
Average agency securities, at cost	$4,851,241	$5,606,086	$7,674,009	$8,424,136	$7,288,238
Average agency securities, at par	$4,645,002	$5,368,817	$7,335,621	$8,060,321	$6,869,169

Ending non-agency securities, at fair value	$1,051,140	$1,036,180	$1,011,217	$927,914	$930,647
Ending non-agency securities, at cost	$957,207	$944,264	$927,131	$856,915	$859,224
Ending non-agency securities, at par	$1,490,982	$1,522,954	$1,526,918	$1,472,299	$1,500,219
Average non-agency securities, at cost	$927,830	$920,213	$902,518	$857,048	$751,723
Average non-agency securities, at par	$1,484,770	$1,510,092	$1,512,170	$1,484,249	$1,292,633

Net TBA portfolio - as of period end, at fair value	$1,167,645	$693,605	$(774,840)	$(1,609,891)	$90,795
Net TBA portfolio - as of period end, at cost	$1,154,708	$693,414	$(775,859)	$(1,556,881)	$147,236
Average net TBA portfolio, at cost	$865,738	$(310,905)	$(1,162,138)	$(689,331)	$3,378,283

Average total assets, at fair value	$7,205,796	$7,812,035	$9,899,105	$10,619,499	$10,265,857
Average agency and non-agency repurchase agreements	$5,062,594	$5,762,349	$7,654,594	$8,298,648	$7,083,080
Average stockholders' equity (5)	$1,169,456	$1,120,233	$1,146,628	$1,212,720	$1,379,448

Average coupon	2.95%	2.93%	3.04%	3.05%	3.20%
Average asset yield	3.25%	3.08%	3.25%	3.04%	3.17%
Average cost of funds (6)	0.99%	0.92%	0.99%	1.21%	1.08%
Average net interest rate spread	2.26%	2.16%	2.25%	1.82%	2.09%
Average net interest rate spread, including estimated dollar roll income (7)	2.32%	2.19%	2.27%	1.63%	2.30%
Average coupon as of period end	2.93%	2.93%	2.93%	3.07%	3.10%
Average asset yield as of period end	3.33%	3.20%	3.18%	3.00%	3.10%
Average cost of funds as of period end	1.02%	0.97%	0.88%	1.23%	1.16%
Average net interest rate spread as of period end	2.31%	2.23%	2.30%	1.77%	1.94%
Average actual CPR for agency securities held during the period	8.3%	5.7%	5.7%	6.7%	7.4%
Average projected life CPR for agency securities as of period end	7.5%	8.2%	7.3%	7.3%	6.3%

American Capital Mortgage Investment Corp.
July 30, 2014

Leverage - average during the period (8)	4.8x	5.6x	6.8x	6.8x	5.1x
Leverage - average during the period, including net TBA position	5.6x	5.3x	5.8x	6.3x	7.6x
Leverage - as of period end (9)	4.2x	5.1x	5.9x	7.0x	6.3x
Leverage - as of period end, including net TBA position	5.2x	5.8x	5.1x	5.7x	6.4x

Expenses % of average total assets - annualized	0.3%	0.3%	0.2%	0.2%	0.3%
Expenses % of average stockholders' equity - annualized	2.1%	2.2%	2.2%	2.1%	2.0%
Net book value per common share as of period end	$22.73	$21.78	$21.47	$22.37	$22.63
Dividends declared per common share	$0.65	$0.65	$0.65	$0.70	$0.80
Net return on average stockholders' equity	28.9%	17.7%	(6.0)%	4.5%	(15.8)%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing and other operating expenses related to the Company's investment in RCS.

(4)
Capital losses in excess of capital gains represents 2014 year-to-date capital losses in excess of capital gains. The Company's estimated taxable income for the second quarter excludes $0.68 per common share of estimated net capital gains, which are not included in the Company's ordinary taxable income but are applied against previously recognized net capital losses, as well as $0.03 per common share of gains on terminated swaps and $0.04 per common share of gains on terminated or expired swaptions, which for income tax purposes are deferred and amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

(5)	Including a reduction for the average market value of REIT equity securities and our investment in RCS, the average stockholder's equity for the second quarter was $1,056.2 million.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps.

(7)
Estimated dollar roll income is net of short TBAs used for hedging purposes. Dollar roll income excludes the impact of other supplemental hedges, and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency repurchase agreements for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency repurchase agreements and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on July 31, 2014 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.

A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q2 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on July 31, 2014. In addition, there will be a phone recording available from 1:00 pm ET July 31, 2014 until 9:00 am ET August 14, 2014. If you are interested in hearing the recording

American Capital Mortgage Investment Corp.
July 30, 2014

of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10049327.

For further information or questions, please contact our Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $19 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $84 billion of total assets under management (including levered assets). Through an affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of aggregate net book value. From its eight offices in the U.S. and Europe, American Capital and its affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.AmericanCapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
July 30, 2014

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.